Exhibit 99.1
Zix Corporation Has Record Quarter in Q1 As It Achieves GAAP Profitability for First Time
Company sets records for revenue, cash flow from operations, bookings backlog and EBITDA in the quarter
DALLAS — April 27, 2010 — Zix Corporation (Nasdaq: ZIXI), the company with the only email encryption service designed with your most important relationships in mind, today announced financial results for the first quarter ended March 31, 2010. ZixCorp recorded first quarter revenues of $8.4 million and GAAP net income of $0.7 million for the quarter, or $0.01 per share, compared with revenues of $7.3 million and a GAAP net loss of $1.5 million, or $0.02 loss per share, in the corresponding quarter of 2009. Non-GAAP adjusted earnings in the first quarter 2010 were $1.2 million, or $0.02 per share, an improvement over the non-GAAP adjusted net loss of $0.7 million, or a $0.01 loss per share, in the comparable quarter in 2009. Total cash and cash equivalents as of March 31, 2010, were $15.7 million.
“I believe we are experiencing a powerful alignment of forces driving our success,” said Rick Spurr, ZixCorp’s Chairman and Chief Executive Officer. “Demand for email encryption has increased due to greater awareness of the need to protect sensitive information in transit and comply with new federal and state regulations. In addition, industry consolidation has reduced the number of competitors while we have expanded our ability to supply email encryption capabilities through the ongoing development of various distribution channels, including our OEM partners, managed service providers and resellers. ZixCorp is therefore well-positioned to meet this rising demand and leverage the competitive advantages resulting from our superior technology, which is the only solution that enables fully transparent email encryption and is supported by the ZixDirectorySM, the largest community of users in the industry.”
Corporate Highlights
Note: For full financial details, reconciliations of non-GAAP financial measures and a description of adjusting items, see “Use of Non-GAAP Financial Information” and the “Reconciliation of GAAP to Non-GAAP Financial Measures” presented with attached financial statements.

•	Company-wide first quarter 2010 revenue of $8.4 million was up 16 percent over the comparable quarter in 2009, exceeding previously-issued revenue guidance of $8.0 to $8.2 million. A 20 percent year-over-year increase in Email Encryption revenues was partially offset by an 8 percent decline in e-Prescribing revenues over the same period as the Company exits that business

•	The Company’s first quarter ending bookings backlog (contractually bound service contracts that represent future revenue to be recognized as the services are provided) was a record $45.5 million, compared with $38.4 million in the same quarter of 2009

•	The Company’s first quarter balance of cash and cash equivalents was $15.7 million, up from the 2009 ending cash balance of $13.3 million. The $2.6 million net cash flow from operating activities represents the largest such quarterly result in the Company’s history

•	ZixCorp recorded its first-ever profitable quarter with GAAP earnings of $0.7 million, or $0.01 per share, compared with a GAAP net loss of $1.5 million, or $0.02 loss per share, in the first quarter 2009. The Company also achieved the high end of its first quarter guidance for non-GAAP adjusted earnings per share of $0.02
Business Highlights
Email Encryption
•	Email Encryption revenue for first quarter 2010 was a record $7.5 million, up 20 percent over the first quarter 2009

•	Email Encryption achieved new first-year orders for the first quarter 2010 of $2.2 million, nearly double the result of the first quarter 2009. New first-year orders represent the next twelve month’s portion of either sales to new customers or new business via expansion or new products sold to existing customers. Total orders for the first quarter 2010, which also include renewals and the portion of new sales from multi-year deals that is beyond the next twelve months, were $9.2 million, a 25 percent increase over the comparable quarter in 2009

•	The Company surpassed 1,300 financial institutions in the ZixDirectory, the Company’s shared community of users which includes more than 20 million members, growing at more than 100,000 new addresses per week

•	ZixCorp released ZixGateway™ 4.0, an upgrade to its policy-based appliance that provided support for virtualization, multiple languages and DomainKeys Identified Mail (DKIM), and ZixPort® 3.7, an upgrade to its portal-based service which provided language localization, increased large file support capacity and support for the iPhone

•	Network Products Guide named ZixGateway 4.0 a winner of the 2010 Product Innovation Awards for offering transparent and secure email exchange to customers in healthcare, finance, insurance and government
e-Prescribing
•	On December 8, 2009, ZixCorp announced its planned exit from the e-Prescribing business. The Company is targeting to exit this business on December 31, 2010, while fulfilling its existing obligations to customers and partners. As disclosed in our January 6, 2010, press release, we expect this business to be breakeven to slightly profitable in 2010

•	e-Prescribing revenue for first quarter 2010 was $0.9 million, an 8 percent decline compared with the first quarter in 2009
Financial Highlights
Note: All gross profit, expenditure, operating and EBITDA results explanations below are based on adjusted non-GAAP amounts, the primary adjustments of which are non-cash, stock-based compensation and non-recurring expense items — see “Use of Non-GAAP Financial Information” below and the “Reconciliation of GAAP to Non-GAAP Financial Measures” presented with attached financial statements.
Revenues by Product First Quarter 2009 — 2010

			3-month Variance
	3 Months Ended March 31,		2010 vs. 2009
	2010	2009	$	%
Email Encryption	$7,479,000	$6,242,000	$1,237,000	20%
e-Prescribing	937,000	1,014,000	(77,000)	(8%)

Total revenues	$8,416,000	$7,256,000	$1,160,000	16%

Revenues: The Company’s Email Encryption business had its highest quarterly revenue in Company history, while the e-Prescribing quarterly revenue declined, as expected, when compared to the comparable quarter in 2009. The increase in Email Encryption revenue was due to the revenue growth inherent in a successful subscription model with steady additions to the subscriber base coupled with a high rate of renewing existing customers’ revenues, which was 93 percent for customers up for renewal during the quarter. Due to the ongoing wind down of the e-Prescribing business and the absence of new deployments, the Company expects e-Prescribing revenue to decline throughout 2010.

Gross Profit: The Company recorded the highest gross profit in its history with $6.6 million (79 percent gross margin) for the first quarter 2010, as compared with $4.9 million (68 percent gross margin) for the same period in 2009. For the first quarter 2010, the gross profit from the Email Encryption business was $6.0 million (80 percent gross margin), while the gross profit from e-Prescribing was $0.6 million (64 percent gross margin).
R&D and SG&A Expenditures: In the first quarter 2010, the Company’s research and development (R&D) expense was $1.4 million, a 14 percent decrease compared with the first quarter of 2009 driven by the net overall reduction in headcount due to the wind down in e-Prescribing. Sales, general and administrative (SG&A) expenses were $4.0 million in the first quarter 2010, flat compared with the same period in 2009.
Operating Results: For the first quarter 2010, the Company recorded an operating profit of $1.3 million (15 percent operating margin), as compared with a $0.8 million operating loss for the first quarter of 2009. Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) for the first quarter 2010 was $1.6 million (19 percent of revenue), compared with a negative $0.4 million Adjusted EBITDA the first quarter of 2009. The improvements were driven primarily by the increased revenue from the Email Encryption business on a largely fixed cost structure and significantly reduced costs associated with e-Prescribing.
Adjusted Earnings: The Company recorded adjusted net income of $1.2 million, or $0.02 per share for the first quarter of 2010, compared with an adjusted net loss of $0.7 million, or $0.01 loss per share, for the comparable quarter of 2009. The increase in adjusted net income resulted from growth in revenue combined with the decline in cost of sales and operating expenses, primarily R&D as noted above, compared with 2009.
Outlook: The Company forecasts revenue for the second quarter to be between $8.4 and $8.6 million, based on growth in Email Encryption and continued decline in e-Prescribing revenues as the Company winds down the business. GAAP earnings and adjusted, non-GAAP earnings are both expected to continue to rise, rounding to $0.01 and $0.02 per fully-diluted share in the quarter, respectively.
“Delivering ZixCorp’s first quarter of profitability in our history is a tremendous way to start the year,” concluded Spurr. “Record revenues and cash flow from operations reflect our improving performance during the past several quarters, as well as our focus on our Email Encryption business. Consecutive quarters of healthy Email Encryption orders point to expected strong results in 2010. I believe we have turned the corner on profitability, and I’m excited about our prospects for continuing to grow the Company and build on our position as the leader in providing email encryption as a service. With email expected to be increasingly delivered as a service, I believe our superior and highly-differentiated technology offered in a

Software-as-a-Service (SaaS) model will allow us to create a lasting leadership position in the email encryption industry.”
First Quarter Conference Call Information
The Company’s conference call to discuss this information will occur on April 27, 2010, at 5:00 p.m. ET. A live webcast of the conference call will be available on the investor relations portion of ZixCorp’s Web site at http://investor.zixcorp.com. Alternatively, participants can listen to the conference call by dialing 617-213-8857 or toll-free 866-831-6267 and entering access code 22581816. An audio replay of the conference will be available until May 4 by dialing 617-801-6888 or toll-free 888-286-8010 and entering the access code 32652704 and, after that date, via webcast from the Company’s Web site.
About Zix Corporation
Zix Corporation provides the only email encryption service designed with your most important relationships in mind. More than 1,000 hospitals and over 1,300 financial institutions, including the most influential companies and government organizations, use the proven ZixCorp® Email Encryption Service, including WellPoint, Humana, the FDIC and the SEC. ZixCorp Email Encryption Service is powered by the ZixDirectorySM, the largest email encryption community in the world. With the ZixDirectory, tens of millions of members can feel secure knowing their most important relationships are protected. For more information, visit www.zixcorp.com.
ZixCorp Contacts:
Public Relations: Taylor Stansbury (214) 370-2134, tstansbury@zixcorp.com
Investor Relations: Peter Wilensky (214) 515-7357, invest@zixcorp.com
Statements in this release that are not purely historical facts or that necessarily depend upon future events, including statements about exiting the e-Prescribing business, forecasts of revenue or earnings, or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to ZixCorp on the date this release was issued. ZixCorp undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to ZixCorp’s ability to establish and maintain strategic and OEM relationships to gain customers and grow revenues in its Email Encryption business. ZixCorp may not succeed in addressing these and other risks. Further information regarding factors that could affect ZixCorp financial and other results can be found in the risk factors section of ZixCorp’s most recent filing on Form 10-K with the Securities and Exchange Commission.

ZIX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,
	2010	December 31,
	(unaudited)	2009
ASSETS
Current assets:
Cash and cash equivalents	$15,741,000	$13,287,000
Marketable securities	25,000	25,000
Receivables, net	656,000	760,000
Prepaid and other current assets	981,000	1,142,000

Total current assets	17,403,000	15,214,000
Property and equipment, net	2,174,000	2,137,000
Goodwill and other assets	2,360,000	2,397,000

Total assets	$21,937,000	$19,748,000

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$3,007,000	$3,893,000
Deferred revenue	16,860,000	14,478,000
License subscription note payable	129,000	126,000

Total current liabilities	19,996,000	18,497,000
Long-term liabilities:
Deferred revenue	2,092,000	2,821,000
License subscription note payable, non-current	152,000	186,000
Deferred rent	216,000	233,000

Total long-term liabilities	2,460,000	3,240,000

Total liabilities	22,456,000	21,737,000
Total stockholders’ deficit	(519,000)	(1,989,000)

Total liabilities and stockholders’ deficit	$21,937,000	$19,748,000

ZIX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2010	2009
Revenues	$8,416,000	$7,256,000

Cost of revenues	1,856,000	2,471,000

Gross profit	6,560,000	4,785,000
Operating expenses:
Research and development	1,448,000	1,731,000
Selling, general and administrative	4,381,000	4,644,000

Total operating expenses	5,829,000	6,375,000

Operating income (loss)	731,000	(1,590,000)
Operating margin	9%	-22%

Other income, net	29,000	68,000

Income (loss) before income taxes	760,000	(1,522,000)
Provision for income taxes	(48,000)	(20,000)

Net income (loss)	$712,000	$(1,542,000)

Net income (loss) per share — basic	$0.01	$(0.02)

Net income (loss) per share — diluted	$0.01	$(0.02)

Shares used in per share calculation — basic	63,790,368	63,319,482

Shares used in per share calculation — diluted	65,517,908	63,319,482

ZIX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2010	2009
Operating activities:
Net income (loss)	$712,000	$(1,542,000)
Non-cash items in net income	858,000	1,163,000
Changes in operating assets and liabilities	1,045,000	(497,000)

Net cash provided by operating activities	2,615,000	(876,000)

Investing activities:
Purchases of property and equipment	(379,000)	(144,000)
Restricted cash investments and marketable securities, net	—	3,000

Net cash used in investing activities	(379,000)	(141,000)

Financing activities:
Proceeds from exercise of stock options	249,000	—
Payment of promissory note	(31,000)	—

Net cash provided by financing activities	218,000	—

Increase (decrease) in cash and cash equivalents	2,454,000	(1,017,000)
Cash and cash equivalents, beginning of period	13,287,000	13,245,000

Cash and cash equivalents, end of period	$15,741,000	$12,228,000

ZIX CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

			Three Months Ended
			March 31,
			2010	2009
Revenue:
GAAP revenue			$8,416,000	$7,256,000

Gross profit:
GAAP gross profit			$6,560,000	$4,785,000
Stock-based compensation charges (1)	(A	)	47,000	126,000
Non-recurring severance payments (2)	(B	)	3,000	—
Expenses related to wind-down of e-Prescribing business (3)	(C	)	8,000	—

Non-GAAP adjusted gross profit			$6,618,000	$4,911,000

Operating income (loss):
GAAP operating income (loss)			$731,000	$(1,590,000)
Stock-based compensation charges (1)	(A	)	509,000	836,000
Non-recurring severance payments (2)	(B	)	3,000	—
Expenses related to wind-down of e-Prescribing business (3)	(C	)	8,000	—

Non-GAAP adjusted operating income (loss)			$1,251,000	$(754,000)

Net income (loss):
GAAP net income (loss)			$712,000	$(1,542,000)
Stock-based compensation charges (1)	(A	)	509,000	836,000
Non-recurring severance payments (2)	(B	)	3,000	—
Expenses related to wind-down of e-Prescribing business (3)	(C	)	8,000	—
Income tax impact	(D	)	6,000	8,000

Non-GAAP adjusted net income (loss)			$1,238,000	$(698,000)

Net income (loss) per share — diluted:
GAAP net income (loss) per share — diluted			$0.01	$(0.02)
Adjustments per share	(A-D	)	0.01	0.01

Non-GAAP adjusted net income (loss) per share — diluted			$0.02	$(0.01)

Shares used to compute non-GAAP adjusted net income (loss) per share — diluted			65,517,908	63,319,482

Reconciliation of Reported Net income (loss) to EBITDA and Adjusted EBITDA:	(E	)
Net income (loss)			$712,000	$(1,542,000)
Income tax provision			48,000	20,000
Interest expense			7,000	—
Depreciation expense			344,000	319,000

EBITDA			1,111,000	(1,203,000)

Adjustments:
Share based compensation expense	(A	)	509,000	836,000
Severance costs	(B	)	3,000	—
Expenses related to wind down of e-Prescribing business	(C	)	8,000	—

Adjusted EBITDA			$1,631,000	$(367,000)

Adjusted EBITDA margin			19%	-5%

(1) Stock-based compensation charges are included as follows:
Cost of revenues			$47,000	$126,000
Research and development			47,000	101,000
Selling, general and administrative			415,000	609,000

			$509,000	$836,000

(2) Non-recurring severance payments are included as follows:
Cost of revenues			$3,000	$—

(3) Expenses related to the wind-down of e-Prescribing business are included as follows:
Cost of revenues			$8,000	$—

     This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations of these measures, see items (A) through (E) on the next page.

ZIX CORPORATION
NOTES TO RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
USE OF NON-GAAP FINANCIAL INFORMATION
     The Company occasionally utilizes financial measures and terms not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) in order to provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our current performance as compared to past performance. We also believe these non-GAAP measures provide investors with a more informed baseline for modeling the Company’s future financial performance. Management uses these non-GAAP financial measures to make operational and investment decisions, to evaluate the Company’s performance, to forecast and to determine compensation. Further, management utilizes these performance measures for purposes of comparison with its business plan and individual operating budgets and allocation of resources. We believe that our investors should have access to, and that we are obligated to provide, the same set of tools that we use in analyzing our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. We have provided definitions below for certain non-GAAP financial measures, together with an explanation of why management uses these measures and why management believes that these non-GAAP financial measures are useful to investors. In addition, in our Earnings Release we have provided tables to reconcile the non-GAAP financial measures utilized to GAAP financial measures.
ADJUSTED NON-GAAP MEASURES
Our non-GAAP measures adjust GAAP Gross profit, Operating income (loss), Net income (loss), Net income (loss) per share — diluted and EBITDA for non-cash stock-based compensation expense, non-recurring severance expenses and expense related to the wind-down of our e-Prescribing business to derive non-GAAP adjusted Gross profit, adjusted Operating income (loss), adjusted Net income (loss), adjusted Net income (loss) per share — diluted and adjusted EBITDA. We provide a reconciliation of these adjusted non-GAAP measures to GAAP Gross profit, Operating income (loss), Net income (loss), Net income (loss) per share — diluted and EBITDA.
We do not provide a reconciliation of forward looking adjusted Non-GAAP earnings per share to GAAP earnings per share. Our forward looking adjusted Non-GAAP earnings per share information consistently excludes non-cash stock based compensation expense which is generally $500,000 to $600,000 on a quarterly basis. Additionally, the adjusted Non-GAAP earnings per share will consistently exclude nonrecurring items that impact our on-going business. At this time, such one-time transactions are unknown and not available. Estimates of these one-time items may differ materially from actual results. See items (A) through (C) below for further information on the current quarter’s reconciling items.
Items (A) through (E) on the “Reconciliation of GAAP to Non-GAAP Financial Measures” table are listed to the right of certain categories under “Gross profit’, “Operating income (loss)”, “Net income (loss)” and “Net income (loss) per share — diluted” and “EBITDA” and correspond to the categories explained in further detail below under (A) through (D).
(A) Non-cash stock-based compensation charges relating to stock option grants awarded to employees and third-party service providers and accounted for in accordance with Share-Based Payment accounting guidance. See (1) on previous page for breakdown of stock-based compensation. Because of varying valuation methodologies, subjective assumptions and varying award types, the Company believes that the exclusion of stock-based compensation charges provides for more accurate comparisons to our peer companies, and for a more accurate comparison of our financial results to previous periods. Additionally, the Company believes it is useful to investors to understand the specific impact of non-cash stock-based compensation charges on our operating results.
(B) Severance payments related to reduction in workforce. See item (2) on previous page for breakdown of severance payments. The Company’s management excludes these costs when evaluating the ongoing performance and/or predicting its earnings trends, and therefore excludes these charges on our operating results.
(C) Expenses related to strategic review and wind-down of the Company’s e-Prescribing business segment including $8,000 write-off of e-Prescribing inventory. The Company’s management excludes these costs when evaluating the ongoing performance and/or predicting its earnings trends, and therefore excludes these charges when presenting non-GAAP financial measures.
(D) The Company’s U.S. operations’ net losses for U.S. tax purposes are fully provisioned. The non-GAAP adjustment represents the non-cash tax expense included in the GAAP tax provision. The remaining provision for income taxes represents expected cash taxes to be paid.
(E) EBITDA represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA adds back stock-based compensation, severance payments and expenses relating to the wind down of the Company’s e-Prescribing business.